UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2009

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, the Board of Directors of MarkWest Energy GP, L.L.C., in its capacity as general partner of MarkWest Energy Partners, L.P. (the “Partnership”), established the 2009 short-term incentive program guidelines (“2009 STIP Guidelines”) for its named executive officers (“NEOs”).  The 2009 STIP Guidelines provide that 50% of the short-term cash incentive pool will be based on attainment of prescribed levels (threshold, base-plan, and stretch) of total distributable cash flow per common unit, and the remaining 50% of the pool will be discretionary with the Board of Directors and will be based on multiple components which relate to: total return to unitholders relative to an industry peer group, balance sheet and operational objectives, and other organizational and non-financial performance objectives.   The short-term cash incentive pool will increase linearly from threshold (75% of plan goals) to base-plan (100% of plan goals) and from base-plan to stretch (125% of plan goals).

Individual NEO short-term cash incentive awards will be determined based 50% on overall company performance relative to the financial and nonfinancial goals and 50% will be based on appraisals of relevant departmental and individual performance and responsibilities.  The 2009 individual award targets as a percentage of salary for the NEOs were not changed from those set in 2008, which were: for the CEO, 75% of base salary for achievement of base-plan performance goals and at up to an additional 50% of base salary for achievement of stretch performance; and for the other NEOs, 60% of base salary for achievement of base-plan performance goals and at up to an additional 40% of base salary for achievement of stretch performance.

Cautionary Statements

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K, for the year ended December 31, 2008, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

Distributable cash flow is a Non-GAAP measure.  In general, we define distributable cash flow as net income, plus (i) depreciation, amortization, accretion and impairment expense; (ii) non-cash earnings from unconsolidated affiliates; (iii) distributions from / contributions to unconsolidated affiliates net of growth capital expenditures; (iv) non-cash compensation expense; (v) non-cash derivative activity; (vi) disposal of PP&E; and (vii) less maintenance capital expenditures. Distributable cash flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay partners. Distributable cash flow is also an important Non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unitholder).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: March 24, 2009	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer